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                                                                     Exhibit 5.1
[HellerEhrman Logo]


April 9, 2004

Avanir Pharmaceuticals
11388 Sorrento Valley Road, Suite 200
San Diego, California 92121

                       REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

We have acted as counsel to Avanir Pharmaceuticals, a California corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission on April 9, 2004, for the purpose of registering under the Securities Act of 1933 (the "Act") shares of its Class A Common Stock, no par value (the
"Shares") with an aggregate offering price of up to $50,000,000. The Shares are to be sold from time to time as set forth in the Registration Statement, the prospectus contained therein (the "Prospectus") and any supplements to the Prospectus (the "Prospectus Supplements"). The Shares may be sold pursuant to a definitive underwriting, purchase or similar agreement (the "Purchase Agreement") to be filed under a Current Report on Form 8-K or by an amendment to the Registration Statement.

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K under the Act.

We have reviewed the Company's organizational documents and the corporate proceedings taken to date by the Company in connection with the proposed issuance of the Shares. For purposes of rendering this opinion, we have examined the originals or copies identified to our satisfaction as being true and complete copies of such corporate records, certificates of officers of the Company and public officials and such other documents, and have made such other factual and legal investigations as we have deemed relevant, necessary or appropriate. In such examination, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as conformed copies, .pdf files, faxes or photocopies and the authenticity of the originals of such copies. With respect to agreements and instruments executed by natural persons, we have assumed the legal competency and authority of such persons. As to facts material to the opinion expressed herein that were not independently established or verified by us, we have relied upon oral or written statements and representations of the Company and others.

Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) if the Shares are to be sold pursuant to a Purchase Agreement, such Purchase Agreement with respect to the Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (ii) the Board of Directors of the Company, including any appropriate committee appointed thereby, has taken, and at the time the Shares are issued will have taken, all necessary corporate action in accordance with the Company's Articles of Incorporation and Bylaws to approve the issuance of the Shares and all matters related thereto;
(iii) the Shares have been offered, issued and sold in accordance with the

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terms of the Registration Statement, or any post-effective amendment thereto, and any Prospectus and Prospectus Supplement relating thereto; (iv) there are a sufficient number of authorized but unissued shares of Class A Common Stock when the Shares are offered and sold; (v) the full consideration stated in the Purchase Agreement, or as otherwise required by the Company's Board of Directors and contemplated by the Registration Statement, or any post-effective amendment thereto, and any Prospectus and Prospectus Supplement relating thereto, has been paid for the Shares (in a form acceptable as valid consideration for stock under California law); and (vi) neither the Company's Articles of Incorporation nor California law pertaining to assessability of corporate stock shall have been amended in pertinent part between today and the issuance of the Shares, it is our opinion that, when, as and if issued and sold by the Company, the Shares will be validly issued, fully paid and nonassessable.

This opinion is limited to the federal laws of the United States of America and the laws of the State of California, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus or any Prospectus Supplement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

                                        Very truly yours,

                                        /s/ Heller Ehrman White & McAuliffe LLP

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